                                                               EXHIBIT (5)(b)


                                    Specimen

Certificate                                            Number of
  Number                                                Shares


                Van Kampen Trust for Investment Grade Municipals
                   Organized as a Massachusetts Business Trust
                            Auction Preferred Shares
                         $25,000 Liquidation Preference

                                                                     Cusip No.

     This certifies that Cede & Co. is the owner of seventeen thousand two hundred fully paid and non-assessable preferred shares of beneficial interest, par value $.01 per share, liquidation preference $25,000 per share, designated Auction Preferred Shares, of Van Kampen Trust for Investment Grade Municipals (the "Fund") transferable only on the books of the Fund by the holder hereof in person by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the registrar and transfer agent.

     In witness whereof the said Fund has caused this Certificate to be signed by its duly authorized officer and its corporate seal to be hereunto affixed this ____ day of _____, A.D. ____.

      Deutsche Bank                                     Van Kampen Trust for
    As Registrar and                                 Investment Grade Municipals
     Transfer Agent

                         Stefanie V. Chang Yu         Ronald E. Robison
---------------------    --------------------------   ------------------------
Authorized Signature     Vice President & Secretary   President and Principal
                                                      Executive Officer


     TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS SPECIFIED IN THE CERTIFICATE OF VOTE OF THE FUND AND IN THE MASTER PURCHASER'S LETTER, COPIES OF WHICH ARE FILED WITH THE SECRETARY OF THE FUND.

     THE FUND WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF SHARES OR SERIES THEREOF WHICH IT IS AUTHORIZED TO ISSUE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE FUND.

     NOTICE IS HEREBY GIVEN THAT THIS CERTIFICATE REPRESENTING THE AUCTION PREFERRED SHARES, AND TO THE OBLIGATIONS ARISING OUT OF THE ISSUANCE AND SALE OF THE AUCTION PREFERRED SHARES, ARE NOT BINDING UPON ANY OF THE TRUSTEES, OFFICERS OR SHAREHOLDERS INDIVIDUALLY BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF THE FUND.

     For value received, ________ does hereby sell, assign and transfer unto ____________ shares of the Auction Preferred Shares, represented by the within Certificate, and does hereby irrevocably constitute and appoint __________ Attorney to transfer the said shares of beneficial interest on the books of the within named Fund with full power of substitution in the premises.



Date:   ___________, 20

In presence of



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